Exhibit 10.48

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of February __, 2007 is by and among Hines Nurseries, Inc., a California corporation, the parties hereto as lenders (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined) and Bank of America, N.A., in its capacity as agent for Lenders (in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (defined below).

R E C I T A L S:

WHEREAS, Borrower, the Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of January 18, 2007 (the “Loan Agreement”); and

WHEREAS, Borrower, Agent and Lenders have agreed to make certain amendments as set forth herein upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1    Amendments to the Loan Agreement. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a)    Section 1 of the Loan Agreement is hereby amended by amending and restating the definition of “Bank Product” set forth therein to read as follows:

“Bank Product: any of the following products, services or facilities extended to Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; and (c) commercial credit card and merchant card services.”

(b)    Section 1 of the Loan Agreement is hereby amended by amending and restating the definition of “Cash Management Services” set forth therein to read as follows:

“Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.”

(c)    Section 5.6.1 of the Loan Agreement is hereby amended by amending and restating categories first through eighth set forth therein and adding a new category ninth to read as follows:

“(a)    first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)    second, to Bank Product Debt to the extent Bank Product Reserves are established with respect to such Bank Product Debt;

(c)    third, to all amounts owing to Agent on Swingline Loans;

(d)    fourth, to all amounts owing to Issuing Bank on LC Obligations;

(e)    fifth, to all Obligations constituting fees (excluding fees relating to Bank Products);

(f)    sixth, to all Obligations constituting interest (excluding interest relating to Bank Products);

(g)    seventh, to provide Cash Collateral for outstanding Letters of Credit;

(h)    eighth, to the principal amount of all Loans outstanding; and

(i)    ninth, to all other Obligations.”

(d)    Section 10.3 of the Loan Agreement is hereby amended by replacing the word “Change” in the heading thereto with the word “Charge”.

Section 2    Conditions to Effectiveness. The effectiveness of the amendments set forth in Section 1 above are subject to the satisfaction of each of the following conditions:

(a)    Agent shall have received a duly executed counterpart of this Amendment from Borrower and the Lenders; and

(b)    Agent shall have received a reaffirmation from Parent of its Guaranty.

Section 3    Representations, Warranties and Covenants. Borrower represents, warrants and covenants to Agent and Lenders, upon the effectiveness of this Amendment that:

(a)    No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b)    Corporate Power and Authority; Authorization. Borrower has the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Loan Agreement, as amended by this Amendment, and the execution and delivery by Borrower of this Amendment, and the performance by Borrower of its obligations hereunder have been duly authorized by all requisite action by Borrower.

(c)    Execution and Delivery. Borrower has duly executed and delivered this Amendment.

(d)    Enforceability. This Amendment constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

Section 4    Miscellaneous.

(a)    Effect; Ratification. Borrower acknowledges that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 3.4 of the Loan Agreement. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Loan Document. Each reference in the Loan Documents to the Loan Agreement and words of like import shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b)    Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c)    Governing Law. This Amendment shall be deemed a Loan Document and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law.

(d)    Reaffirmation. Parent hereby reaffirms all of its obligations as a guarantor of the Obligations pursuant to its Guaranty dated as of January 18, 2007.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused this Amendment No. 1 to Loan and Security Agreement to be duly executed as of the day and year first above written.

BORROWER:

HINES NURSERIES, INC.

By: /s/ Claudia Pieropan
Title: CFO
Name: Claudia Pieropan

PARENT:

HINES HORTICULTURE, INC.

By: /s/ Claudia Pieropan
Title: CFO
Name: Claudia Pieropan

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/ Jason Riley
Title: VP
Name: Jason Riley

[Signature Page to Amendment No. 1 to
Loan and Security Agreement]
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